Exhibit 10.4

VAALCO ENERGY, INC.

2020 LONG TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT
FOR EMPLOYEE

Participant:    ___________

1.Grant of Stock Option.  As of the Date of Grant (identified in Section 19 below), VAALCO Energy, Inc., a Delaware corporation (the “Company”) hereby grants a Nonqualified Stock Option (the “Option”) to the Participant (identified above), an Employee of the Company, to purchase the number of shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), as identified in Section 19 below (the “Shares”), subject to the terms and conditions of this agreement (the “Agreement”) and the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “Plan”).  The Plan is hereby incorporated herein in its entirety by reference.  The Shares, when issued to the Participant upon exercise of the Option, shall be fully paid and nonassessable.  The Option is not an “incentive stock option” as defined in Section 422 of the Code.  The Option is a Nonqualified Stock Option that is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Option from application of Section 409A of the Code.

2.Definitions.    All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 19 sets forth definitions for certain of the capitalized terms used in this Agreement.

3.Option Term.  The Option shall commence on the Date of Grant (identified in Section 19 below) and terminate on the 10th anniversary of the Date of Grant as specified in Section 19. The period during which the Option is in effect and may be exercised is referred to herein as the “Option Period”.

4.Option Price.  The Option Price per Share is identified in Section 19.

5.Vesting.  The total number of Shares subject to this Option shall vest in accordance with the vesting schedule described in Section 19 (the “Vesting Schedule”).  The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Shares.  The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.

6.Method of Exercise.

(a)Stock Option Exercise Agreement.  To exercise this Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form provided by the Company (the “Exercise Agreement”), which shall set forth, inter alia, (a) the Participant’s election to exercise the Option, (b) the number of Shares being purchased, (c) any restrictions imposed on the Shares, and (d) any representations, warranties or agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.  The Participant may withdraw notice of exercise of the Option, in writing, at any time prior to the close of business on the business day that immediately precedes the proposed exercise date.

(b)Limitations on Exercise.  The Option may not be exercised unless such exercise is in compliance with all applicable federal, state and foreign securities laws, as in effect on the date of exercise.  The Option may not be exercised for fewer than one Share or for a fractional Share.

7.Method of Payment.  Subject to applicable provisions of the Plan, the Option Price upon exercise of the Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired, unrestricted Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price, other than unrestricted shares acquired from the Company within six months prior to the date of exercise; (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) any other permitted method pursuant to the applicable terms and conditions of the Plan and applicable law that is acceptable to the Committee.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall register for or on behalf of the Participant, in the name of the Participant or other appropriate recipient, the Shares, but shall not deliver certificates or other evidence of ownership for the number of Shares purchased under the Option unless requested by the Participant in accordance with Section 8.3(c) of the Plan.

Payment of the Option Price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the 1934 Act in the form of a stock for stock exercise is subject to pre-approval by the Committee, in its discretion, in a manner that complies with the specificity requirements of SEC Rule 16b-3.

Notwithstanding the foregoing, if there is a stated par value of the Shares and applicable law so requires, then the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents.

8.Restrictions on Exercise.  The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock may be listed, as determined by legal counsel for the Company.  In addition, the Participant understands and agrees that the Option cannot be exercised if the Company determines that such exercise, at the time of such exercise, would be in violation of the Company’s insider trading policy.

9.Termination of Service.  Voluntary or involuntary Termination of Service shall affect the Participant’s rights under the Option as follows:

(a)Termination for Cause.  The entire Option, including any vested portion thereof, shall expire and terminate on the date of the Participant’s Termination of Service and shall not be exercisable to any extent if the Participant’s  Termination of Service is for Cause (as defined in subsection (e) below) effective as of 12:01 a.m. (CST) on the date of such Termination of Service.

(b)Retirement.  In the event of the Participant’s Retirement at or after attaining (i) age 65 and (ii) at least ten (10) years of employment service, all of the Options shall become 100% vested as of the date of Termination of Service.  Upon the Termination of Service due to the Participant’s Retirement at or after attaining age 65 but without ten (10) years of employment service, subject to the Vesting Schedule, any non-vested portion of the Option shall immediately terminate, and no further vesting shall occur.  Any vested Option shall expire on the expiration of six (6) months after the date of Termination of Service due to Retirement; provided, however, in no event may the Option be exercised by anyone after expiration of the Option Period.

(c)Death or Total and Permanent Disability.  If the Participant’s  Termination of Service is due to death or Total and Permanent Disability (as defined in the Plan at the time of such termination), then (i) subject to the Vesting Schedule, any non-vested portion of the Option shall become 100% vested on the Termination of Service date and (ii) any vested portion of the Option shall expire on the one-year anniversary date of the Termination of Service (to the extent not previously exercised by the Participant) or, in the case of death, by the person or persons to whom the Participant’s rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Total and Permanent Disability, by the Participant or the Participant’s legal representative; provided, however, in no event may the Option be exercised by anyone after expiration of the Option Period.

(d)Other Involuntary Termination or Voluntary Termination.  If the Participant’s  incurs a Termination of Service for whatever reason, or the Participant resigns for any reason, either voluntarily or involuntarily, except for Cause, Retirement, death or Total and Permanent Disability as set out above, then (i) subject to the Vesting Schedule, any non-vested portion of the Option shall immediately expire on the Termination of Service date and (ii) any vested portion of the Option shall expire to the extent not exercised within one hundred twenty (120) days after such Termination of Service; provided, however, in no event may the Option be exercised by anyone after expiration of the Option Period.

(e)For purposes hereof, “Cause” means (i) “Cause” as defined in any employment or other written agreement by and between the Participant and the Company or a Subsidiary or (ii) in the absence of such an agreement or such a definition in any such agreement, “Cause” shall mean the termination of the Participant’s employment by the Company or any Subsidiary by reason of (A) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (B) the commission by the Participant of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (C) the misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (D) the willful and continued failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to the Participant by the Board or the Company’s Chief Executive Officer (“CEO”) (or by another officer of the Company or an Subsidiary who has been designated by the Board or CEO for such purpose); (E) the engagement by the Participant in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company’s or a Subsidiary’s conflict of interest policy, if any, then in effect; or (F) the engagement by the Participant, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary.

10.Independent Legal and Tax Advice.    The Participant acknowledges that the Company has advised the Participant to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

11.Reorganization of Company.  The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.Adjustment of Shares.  In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments may be made to the terms and provisions of the Option as provided in Articles 11-14 of the Plan.

13.No Rights in Shares.    The Participant shall have no rights as a stockholder in respect of the Shares until the Participant becomes the record holder of such Shares.

14.Investment Representation.  The Participant will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law.  Moreover, any stock certificate for any Shares issued to the Participant hereunder may contain a legend restricting their transferability as determined by the Company in its discretion.  The Participant agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

15.No Guarantee of Employment.  The Option shall not confer upon the Participant any right to continued employment (or any other relationship) with the Company or any affiliate thereof.

16.Participant Confidentiality Obligations.  In accepting the Option, the Participant acknowledges that the Participant is obligated under Company’s policy and applicable law to protect and safeguard the confidentiality of trade secrets and other proprietary and confidential information belonging to the Company and its affiliates, and that such obligations continue beyond Termination of Service.

17.Withholding of Taxes.  The Company (or if applicable, any Subsidiary, and for purposes of this Section 17, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to (a) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (b) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations, including, without limitation, requiring the Participant to pay the Company the amount of any taxes that the Company is required to withhold.    Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate or the registration of such shares in the Participant’s name for such Shares.   The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

18.General.

(a)Notices.  All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable.  Notices shall be effective upon receipt.

(b)Shares Reserved.  The Company shall at all times during the Option Period reserve and keep available under the Plan such number of Shares as shall be sufficient to satisfy the requirements of this Option.

(c)Transferability of Option.  The Option is transferable only to the extent permitted under the Plan at the time of transfer (i) by will or by the laws of descent and distribution, (ii) by a qualified domestic relations order (as defined in Section 414(p) of the Code), or (iii) to the Participant’s  immediate family or entities established for the benefit of, or solely owned by, the Participant’s  immediate family, but only if, and to the extent, permitted under the Plan.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of the Participant or any permitted transferee thereof.

(d)Amendment and Termination.  No amendment, modification or termination of this Agreement shall be made at any time without the written consent of the Participant and Company.

(e)No Guarantee of Tax Consequences.  The Company makes no commitment or guarantee that any tax treatment will apply or be available to the Participant or any other person.  The Participant has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

(f)Severability.  In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

(g)Supersedes Prior Agreements.  This Agreement, together with the Plan, shall supersede and replace any and all prior agreements and understandings, oral or written, between the Company and the Participant regarding the grant of the Options covered hereby.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

(h)Recoupment.  The Participant acknowledges, understands and agrees, with respect to any Shares delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such Shares shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s clawback policy, as in effect from time to time.  The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s clawback policy at any time.

(i)Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law.

19.Definitions and Other Terms.  The following capitalized terms shall have those meanings set forth opposite them:

(a)    Participant:                       ____________________

(b)    Date of Grant:                  ____________________

(c)    Shares:                             ______________(_____)

(d)    Option Price:                  [Closing price on ____________________]

(e)    Option Period:                Date of Grant through the tenth annual anniversary of the Date of Grant (until 5:00 p.m. CST).

(f)    Vesting Schedule:           Provided that the Participant remains in employment, Options for 33.33% of the Shares covered by this Agreement (rounded down to the next whole number of Shares) shall vest on the first anniversary of the Date of Grant and upon achievement of the 1st Stock Price Performance Hurdle, 15% stock price appreciation as determined using a 30 day average stock price from the Date of Grant Option Price; Options for 33.33% of the Shares covered by this Agreement (rounded up to the next whole number of

Shares) shall vest on the second anniversary of the Date of Grant and upon achievement of the 2nd Stock Price Performance Hurdle, 32.5% stock price appreciation as determined using a  30 day average stock price from the Date of Grant Option Price ; and the remaining Shares covered by this Agreement shall vest on the third anniversary of the Date of Grant and upon achievement of the 3rd  Stock Price Performance Hurdle, 52.5% stock price appreciation as determined using a 30 day average stock price from the Date of Grant Option Price.

Notwithstanding the foregoing vesting schedule, in the event of a Change in Control (as defined in the Plan), all of the Options shall become 100% vested as of the date of the Change in Control.

[Signature page follows.]

IN WITNESS WHEREOF, the Company, as of the Date of Grant, has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has hereunto executed this Agreement as of the same date.

VAALCO ENERGY, INC.

By:______________________________________

Address for Notices:

VAALCO Energy, Inc.

9800 Richmond Ave., Suite 700

Houston, Texas 77042

Attn: Legal Department

OPTIONEE

______________________________________

Signature

Address for Notices: